EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to
18 U.S.C. Section 1350,
As Adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Robert A. Lento, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Limelight Networks, Inc. on Form 10-Q for the period ended September 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Limelight Networks, Inc.

Date:	November 10, 2014	By:	/s/ ROBERT A. LENTO
		Name:	Robert A. Lento
		Title:	President, Chief Executive Officer and Director (Principal Executive Officer)
A signed original of this written statement required by Section 906 has been provided to Limelight Networks, Inc. and will be retained by, Limelight Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.